Exhibit 5.1

LAW OFFICES
THOMPSON, WELCH, SOROKO & GILBERT LLP
450 PACIFIC AVENUE, SUITE 200
SAN FRANCISCO, CA  94133-4645
(415) 262-1200

FACSIMILE
RICHARD S. SOROKO	(415) 262-1212
E-mail: richard@TWSGLAW.com

SAN RAFAEL OFFICE
January 14, 2016

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Re:	BioTime, Inc. Registration Statement on Form S-3

Ladies/Gentlemen:

We are counsel to BioTime, Inc. ("BioTime") in connection with the offer and sale of 3,068,444 outstanding BioTime common shares, no par value (the “Shares”) being registered for sale for the account of a selling security holder pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended.

We are of the opinion that the Shares included in the Registration Statement are legally and validly issued and outstanding, fully paid and nonassessable.

The foregoing opinion is limited to the laws of the State of California and the Federal laws of the United States of America.

We hereby consent to the use of our opinion in the Registration Statement and reference to our name in the Legal Matters section of the prospectus included in the Registration Statement.

Very truly yours,

s/Thompson, Welch, Soroko & Gilbert LLP

Thompson, Welch, Soroko & Gilbert LLP